Exhibit 4.3

THE BURLINGTON NORTHERN

AND SANTA FE RAILWAY COMPANY

401(k) PLAN FOR TCU EMPLOYEES

(Adopted Effective As of January 2, 1986,

And Restated Effective January 1, 1997)

Incorporating Amendments One through Nine

January 1, 2003

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

401(k) PLAN FOR TCU EMPLOYEES

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THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

401(k) PLAN FOR TCU EMPLOYEES

Table of Contents – (Continued)

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THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

401(k) PLAN FOR TCU EMPLOYEES

Table of Contents – (Continued)

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THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

401(k) PLAN FOR TCU EMPLOYEES

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THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

401(k) PLAN FOR TCU EMPLOYEES

Section 1.1 Name of Plan. The name of the 401(k) plan set forth herein is “The Burlington Northern and Santa Fe Railway Company 401(k) Plan for TCU Employees” (hereinafter the “Plan”).

Section 1.2 Purpose. The purposes of the Plan are to provide a means for employees to adopt a regular savings program and to provide a supplement to their retirement income.

Section 1.3 Effective Date. The “Effective Date” of the Plan is January 2, 1986, the date as of which the Plan was established. The effective date of this amendment and restatement shall be January 1, 1997, or such other date as is required by applicable Treasury Regulations or set forth in a document of amendment.

Section 1.4 Company. The Company is The Burlington Northern and Santa Fe Railway Company and any Successor Employer.

Section 1.5 Union. “Union” means the Transportation Communications Union (formerly Brotherhood of Railway, Airline and Steamship Clerks).

Section 1.6 Construction and Applicable Law. The Plan is intended to meet the requirements for qualification under Code Section 401(a) and to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Texas to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the Northern District of Texas, Fort Worth Division, except as otherwise provided in any trust agreement entered into with a trustee. The Plan shall be construed in accordance with the following rules:

(a)	Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

(b)	Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

(c)	Any references to the masculine gender include the feminine and vice versa.

(d)	Use of the words “hereof,” “herein,” “hereunder,” or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

(e)	The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

Section 1.7 Applicability of Future Amendments. Except as may be specifically provided to the contrary, any amendment to the Plan shall apply only to the benefits accrued to individuals who are employees of a Participating Employer or Affiliate on or after the effective date of such amendment.

ARTICLE II - MISCELLANEOUS DEFINITIONS

Section 2.1 Account. “Account” means a Participant’s or Beneficiary’s interest in the Fund as described in Section 5.1.

Section 2.2 Active Participant. An employee is an “Active Participant” if he is a Participant, if he is or has been a Qualified Employee, and if he has not become an Inactive Participant pursuant to Section 3.5. In no event shall a leased employee, a non-resident alien or a person the Company has categorized as an independent contractor be considered an employee. The term “leased employee” means any person (other than an employee of a Participating Employer) who pursuant to an agreement between a Participating Employer and any other person (“leasing organization”) has performed services for a Participating Employer (or for a Participating Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by a Participating Employer.

Section 2.3 Affiliate. “Affiliate” means any trade or business entity under Common Control with a Participating Employer, or under Common Control with a Predecessor Employer while it is such.

Section 2.4 Alternate Payee. “Alternate Payee” means a spouse, former spouse, child, or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan to a Participant.

Section 2.5 Beneficiary. “Beneficiary” means the person or person designated as such pursuant to Article VI.

Section 2.6 Board. The “Board” is the board of directors of the Company, and includes any executive committees thereof authorized to act for such bodies.

Section 2.7 Certified Earnings. “Certified Earnings” of a Participant from a Participating Employer for a Plan Year means the amount determined by the Company to be the total compensation (base pay plus overtime earnings) paid to the Participant by the Participating Employer during such Plan Year for service as an Active Participant, subject to the following:

(a)	Except as provided in subsection (b), allowances or reimbursements for expenses, severance pay, payments or contributions to or for the benefit of the employee under any other deferred compensation, pension, profit sharing, insurance, or other employee benefit plan, merchandise discounts, non-cash employee awards, or benefits in the form of property or the use of property shall not be included in computing Certified Earnings.

(b)	If a Participant elects to have his compensation reduced for purposes of having his employer make Before Tax Deposits or contributions to a cafeteria plan which meets the requirements of Section 125 of the Code, or if a Participant’s compensation is reduced pursuant to a collective bargaining agreement for the purpose of making cost-sharing contributions to a welfare benefit plan, his Certified Earnings shall be the amount he would have received but for the reduction.

(c)	Effective for Plan Years beginning on or after January 1, 1995, Certified Earnings shall not include any wages or other compensation that are not covered by a collective bargaining agreement between the Company or Participating Employer and the Union, or any extension or renewal thereof.

(d)	Certified Earnings shall include retroactive wage payments under the Arbitrated Agreement between the Company and the Transportation Communications International Union in Case No. A-13073, dated and effective as of January 23, 2003 (net of any amounts which are, pursuant to the terms of such agreements, offset against such retroactive wage payments).

Section 2.8 Code. “Code” means the Internal Revenue Code of 1986 as from time to time amended.

Section 2.9 Common Control. An entity (whether corporation, partnership, sole proprietorship, or otherwise) is under “Common Control” with another entity (i) if both entities are corporations which are members of a controlled group of corporation as defined in Code Section 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in regulations under Code Section 414(c), or (iii) if both entities are members of an “affiliated service group” as defined in Code Section 414(m) or otherwise required to be aggregated under Code Section 414(o). However, in determining Common Control for purposes of determining which entities are Affiliates and for purposes of applying the limits under Code Section 415, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Code Section 1563(a)(1) (which is referred to in Code Section 414(b)) or in the regulations under Code Section 414(c).

Section 2.10 Employment Commencement Date. “Employment Commencement Date” means the date on which a person first becomes an employee of a Participating Employer (whether before or after the Participating Employer becomes such) or an Affiliate.

Section 2.11 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974 as from time to time amended.

Section 2.12 Fund. “Fund” means the aggregate of assets described in Section 9.1.

Section 2.13 Funding Agency. “Funding Agency” is a trustee or trustees or an insurance company appointed under Section 9.2 for the purpose of holding, investing, and disbursing all or a portion of the Fund.

Section 2.14 Highly Compensated Employee. “Highly Compensated Employee” shall mean an employee who

(i)	at any time during the current Plan Year or the preceding Plan Year was a 5-percent owner (as defined in Section 416(i)(1) of the Code), or

(ii)	during the preceding Plan Year had compensation (as defined in Section 415(c)(3) of the Code) from the Company in excess of $80,000 (as adjusted from time to time in accordance with Section 414(q)(1) of the Code).

For purposes of this section,

(i)	a former employee shall also be treated as a Highly Compensated Employee if such former employee was a Highly Compensated Employee when such employee terminated employment or such employee was a Highly Compensated Employee at any time after attaining age 55,

(ii)	an employee who performs no service for the Company during a Plan Year (for example, an employee who is on an authorized leave of absence throughout the Plan Year) shall be treated as having terminated employment in the Plan Year in which he last performed services for the Company, and

(iii)	an employee for purposes of this Section shall include an employee of the Company or an Affiliate.

Section 2.l5 Investment Fund. “Investment Fund” means any of the funds for investment of Plan assets established under Section 5.2.

Section 2.l6 Named Fiduciary. The Company is a “Named Fiduciary” for purposes of ERISA with, subject to the terms, conditions and restrictions elsewhere contained in this Plan, authority to control or manage the operation and administration of the Plan. Other persons are also Named Fiduciaries under said Act if so provided by said Act. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by said Act.

Section 2.l7 Normal Retirement Age. “Normal Retirement Age” is age 65.

Section 2.18 Participant. A “Participant” is an individual described as such in Article III.

Section 2.19 Participating Employer. The Company and Western Fruit Express Company, are Participating Employers in the Plan. With the consent of the Company and the Union, any other employer may also become a Participating Employer effective as of a date specified by it in its adoption of the Plan. Also with such consent, any such adopting employer may modify the provisions of the Plan as they shall be applicable to its employees. Any Successor Employer to the Company shall also be a Participating Employer.

Section 2.20 Plan Year. The “Plan Year” means the calendar year.

Section 2.21 Qualified Domestic Relations Order. “Qualified Domestic Relations Order” means a judgment decree or order (including approval of a property settlement agreement) pursuant to a state domestic relations law (including a community property law) that provides benefits to an Alternate Payee in accordance with Code Section 4l4(p).

Section. 2.22 Qualified Employee. “Qualified Employee” means any individual who, at any time on or after the Effective Date is employed by a Participating Employer in a position where wages and working conditions are covered by the collective bargaining agreement of the former Burlington Northern Railroad Company and the Union or any extension or renewal thereof during any part of a payroll period.

Section 2.23 Review Committee. “Review Committee” means the committee established under Article XII.

Section 2.24 Successor Employer. A “Successor Employer” is an entity that succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means; provided, however, that in the case of such succession with respect to any Participating Employer other than the Company, the acquiring entity shall be a Successor Employer only if consent thereto is granted by the Company and the Union.

Section 2.25 Termination of Employment. The “Termination of Employment” of an employee for purposes of the Plan shall be deemed to occur on the date of his resignation, discharge (with all appeal procedures exhausted), retirement or death; provided, however, that “Termination of Employment” shall not be deemed to occur upon a transfer between any combination of Participating Employers and Affiliates of a Participating Employer.

Section 2.26 Valuation Date. “Valuation Date” means each business day on which the New York Stock Exchange is open for business, which shall be used hereunder for purposes of determining account values.

ARTICLE III - PLAN PARTICIPATION

Section 3.1 Entry Date. “Entry Date” means March l5, l986, for individuals who were Qualified Employees on such date and thereafter when the eligibility requirements of Section 3.2 are met.

Section 3.2 Eligibility for Participation. Eligibility to participate in the Plan shall be determined in accordance with the following:

(a)	Each Union-represented employee of a Participating Employer shall become a Participant in the Plan on the earliest Entry Date, on or after the date the Plan becomes effective with respect to his Participating Employer, on which both of the following requirements are met:

(l)	He is a Qualified Employee;

(2)	He has completed 60 days of employment as a Qualified Employee;

but not later than the date on which he completes a year of service. A year of service shall mean a 12-month period commencing with the first anniversary of the employee’s employment commencement date and succeeding Plan Years during which the employee has not less than 1,000 hours of service. An hour of service is each hour for which an employee is paid or entitled to payment by the Company or an Affiliate on account of:

(1)	performance of duties;

(2)	a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or Leave of Absence. Hours under this Section 2.13(b) shall be calculated and credited pursuant to 29 CFR 2530.200b-2(b) and (c), which are incorporated herein by this reference; and

(3)	an award of back pay, irrespective of mitigation of damages, or agreed to by the Company or any Affiliated Company. However, hours credited under (1) or (2) above shall not also be credited under (3).

In determining whether or not the 1,000 hour requirement has been met, an employee will be credited with 190 hours for any month in which he would be credited with at least one hour of service under the preceding definition.

(b)	If a former Participant is reemployed, he shall again become a Participant on the date he again becomes a Qualified Employee.

Section 3.3 Duration of Participation. A Participant shall continue to be such until the later of:

(a)	The date of his Termination of Employment.

(b)	The date all benefits, if any, to which the Participant

is entitled hereunder have been distributed to him from the Fund.

Section 3.4 No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with the employee’s Participating Employer. Such participation shall in no way interfere with any rights the Participating Employer would have in the absence of such participation to determine the duration of the employee’s employment with the Participating Employer.

Section 3.5 Inactive Participants. Any Participant who

(a)	is no longer receiving any payroll earnings from a Participating Employer;

(b)	occupies a position not covered by a collective bargaining agreement (exempt position) or,

(c)	discontinues deposits and contributions

shall be deemed an Inactive Participant and shall not be eligible to make deposits under this Plan.

ARTICLE IV - DEPOSITS AND CONTRIBUTIONS

A. Deposits

Section 4.1 Before Tax Deposits. “Before Tax Deposits” are amounts contributed by a Participating Employer at the election of a Participant. Subject to Sections 4.5 and 4.6, a Participant who elects to have Before Tax Deposits made in his behalf shall have his current compensation from his Participating Employer reduced by an amount equal to the Before Tax Deposits in any whole percentage of Certified Earnings ranging from l percent to 25 percent. A Participant may not elect Before Tax Deposits in an amount less than l percent of his Certified Earnings. Participant elections regarding Before Tax Deposits are subject to the following:

(a)	Initial Election. Each person who has become a Participant may direct the initial level of his Before Tax Deposits as of the next Entry Date following his election.

(b)	Subsequent Modifications. An Active Participant may at any time change the rate of his Before Tax Deposits to any amount permitted under this section. In addition, a Participant may at any time during a Plan Year discontinue his Deposits.

(c)	Election Procedure. Elections under this section shall be made in accordance with rules and procedures established by the Review Committee.

The Participating Employers shall cause the Before Tax Deposits with respect to any month to be paid to the Funding Agency as early as practicable during the following month. Before Tax Deposits shall be reflected in Accounts as provided in Article V.

Section 4.2 Sick Leave Deposits. Subject to Sections 4.5 and 4.6, any Active Participant may elect to have his Participating Employer make Sick Leave Deposits to the Plan in lieu of his sick leave buy-back days as contained in Rule 55G of the May 6, 1980 BN-BRAC Agreement, as amended by Item l4 of Letter of Understanding dated November 2l, l985. Each Participant may elect to have his Participating Employer make Deposits up to the maximum amount available for him as specified by said Rule 55G, as amended. Any such Deposits shall be made by the Participating Employer at the time specified in Rule 55G and shall be credited to the Participant’s Account as provided in Article V.

Section 4.3 Catch-up Deposits. In addition to the elections provided for in Sections 4.1 and 4.2 above, each Participant who is eligible to participate in the Plan and who is projected to attain age 50 before the end of a Plan Year is eligible to have his current compensation from his Participating Employer reduced by a whole percentage and have the amount by which his compensation is reduced contributed to the Plan by his Participating Employer on his behalf, provided that the total amount of contributions elected pursuant to this section may not exceed 50 percent of a Participant’s current compensation. Deposits elected pursuant to this paragraph or any similar provision of any other Plan maintained by the Company or an Affiliate may not exceed the applicable dollar limit described in Section 414(v)(2)(B)(i) of the Code, as adjusted in accordance with Section 414(v)(2)(C) of the Code.

“Catch-up Deposits” shall mean any amounts contributed to the Plan by a Participating Employer on behalf of a Participant for a Plan Year pursuant to an election by a Participant to have his Compensation reduced pursuant to this Section 4.3 which exceed the lowest of the following three amounts for such Plan Year:

(i)	the maximum permitted deferral rate after any adjustment required pursuant to Section 4.6, multiplied by the Participant’s Compensation;

(ii)	the sum of the maximum dollar amounts of deposits permitted by Sections 4.1 and 4.2, or

(iii)	a limit contained in the Code on elective deferrals or annual additions permitted to be made under the Plan (without regard to Section 414(v) of the Code),

provided, however, that the amount of Catch-up Deposits added to the account of any Participant for a Plan Year under this Plan or under any similar provision of any other plan maintained by the Company or an Affiliated Company may not exceed the applicable dollar limit described in Section 414(v)(2)(B)(i) of the Code, as adjusted in accordance with Section 414(v)(2)(C) of the Code. The determination as to whether the Deposits made on behalf of a Participant exceed one of the limitations described in the preceding sentence shall be determined as of the last day of such Plan Year, and any portion of such Deposits determined to be Catch-up Deposits shall be treated as Catch-up Deposits as of the last day of such Plan Year. Deposits made on behalf of a Participant pursuant to this Section 4.3 which do not exceed one of the limitations described in the first sentence of this Section shall be treated as Deposits other than Catch-up Deposits. Catch-up Deposits shall not be taken into account in applying the limits described in Sections 4.6 or 4.7 of the Plan or any other limit set forth in Section 414(v)(3) of the Code.

B. Limitations on Deposits

Section 4.4 Source. Deposits in support of the Plan by a Participating Employer shall be made only from its current or accumulated earnings or profits determined according to generally accepted accounting practices.

Section 4.5 Limitation on Deferrals. In no event may a Participant’s Deposits (including Before Tax Deposits and Sick Leave Deposits) to this Plan plus any elective deferrals to any other plan exceed the maximum amount allowable under Section 402(g) of the Code. If a Participant notifies the Review Committee in writing no later than March l following the close of a taxable year of the amount of any excess Deposits due solely to the limits in this Section 4.5, the Plan may distribute such excess and any gain or loss allocable to such excess to such Participant no later than April l5 following such taxable year. If so distributed, such excess shall not be included as an Annual Addition for the immediately preceding Plan Year. A Participant is deemed to have notified the Review Committee of excess Before Tax Deposits to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Company or an Affiliate.

Section 4.6 Limitation on Allocations. Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code Section 415.

For purposes of the preceding sentence:

(a)	The Annual Addition with respect to a Participant’s Accounts in any Plan Year shall not exceed the lesser of:

(l)	$40,000 adjusted for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury.

(2)	100 percent of the Compensation of such Participant for such Plan Year.

(b)	If for any Plan Year the limitations described in subsection (a) would be exceeded with respect to any Participant, the Annual Additions shall be adjusted in the following sequence, but only to the extent necessary to reduce the Annual Additions to the level permitted in subsection (a):

(1)	The Participant’s Before Tax Deposits and Sick Leave Deposits, if necessary, shall be reduced, and his Participating Employer shall pay an equivalent amount to him in cash.

(2)	If, after the adjustment in (1), there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all Participants in the next Plan Year, and in each succeeding Plan Year, if necessary. The suspense account will not participate in the allocation of the investment gains and losses of the Fund (and the value of such an account will not be taken into account in valuing other Accounts under the Plan).

(3)	Notwithstanding the previous provisions of this Section 4.6(b), elective deferrals (within the meaning of Section 402(g)(3) of the Code) may be distributed, employee contributions may be returned, and gains attributable to such elective deferrals and employee contributions may be distributed pursuant to Treasury Regulation §1.415-6(b)(6)(iv) to the extent that the distribution or return would reduce the excess amounts in the Participant’s account.

(c)	The following definitions shall be applicable for purposes of this Article:

(l)	“Annual Addition” means employer contributions (including contributions made under Code Section 40l(k)). An Annual Addition with respect to a Participant’s Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant’s Accounts under the terms of the Plan as of any date within such Plan Year.

(2)	“Compensation” shall mean compensation as defined in Section 415(c)(3) of the Code.

(d)	Other Defined Contribution Plans. If the Participating Employer or an Affiliate maintains or maintained any other defined contribution plan, as defined in Code Section 4l4(i), for its Employees, some or all of whom are Participants of this Plan, then the limitation of Section 4.6 shall apply to employer contributions, forfeitures, and Employee contributions credited to the Participant under all such plans.

If a Participant receives allocation under this Plan and another defined contribution plan, then any reductions necessary to make allocations for the Participant under all such plans comply with the limit of Section 4.6 shall first be made under such other plan, except that the reductions shall be made first under this Plan if the Participant is covered under this Plan at a time during the Plan Year when he has ceased to be covered under such other plan and is no longer eligible to receive further allocation of Annual Additions for the year under such other plan.

Any reductions in allocation under this Plan for such a Participant which are necessary to comply with the above limitations shall be made prospectively to contributions and other Annual Additions for the limitation year that have not yet been credited to the Participant’s Account.

(e)	Defined Benefit Plans. If a Participant in this Plan is or was also a Participant in a defined benefit plan, as defined in Section 414(j) of the Code, maintained by the Participating Employer or any Affiliate, then in addition to the limitations contained in Section 4.6 of this Plan, the projected benefit of the Participant under the defined benefit plan shall be limited to the extent necessary to comply with the limitation set forth in Code Section 415(e). Effective as of January 1, 2000, this subsection 4.6(e) shall no longer apply.

(f)	Limitation of Certain Annual Compensation. Certified Earnings and Compensation shall be limited as necessary to comply with the requirement of Code Section 401(a)(17) (and related Code sections and regulations) such that the annual compensation (within the meaning of such Code sections and regulations) of each Employee taken into account under the Plan for the year shall not exceed $200,000 (or such adjusted amount as may be prescribed by the Secretary of the Treasury in connection with the adjustments prescribed under Code Section 415(d)).

Section 4.7 Adjustment of Deposits If Required By Code Section 401(k). If necessary to satisfy the requirements of Code Section 401(k), Before Tax Deposits and Sick Leave Deposits shall be adjusted as follows:

(a)	Each Plan Year the Company shall calculate (to the nearest one-hundredth of one percent) the deferral percentage for each Active Participant. Each such Participant’s “deferral percentage” is calculated by dividing the total Before Tax Deposits and Sick Leave Deposits made on his behalf for such Plan Year by the amount of his Compensation (as defined in Section 415(c)(3) of the Code) for the Plan Year.

(b)	Each Plan Year the Company shall calculate the average deferral percentage for employees who are eligible to participate who are Highly Compensated Employees and the average deferral percentage for employees who are eligible to participate who are not Highly Compensated Employees, subject to the following:

In each case the average is the average of the percentages calculated under subsection (a) for all of the employees in the particular group.

(c)	If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

(1)	The average deferral percentage for Highly Compensated Employees is not more than 1.25 times the average deferral percentage for non-Highly Compensated Employees.

(2)	The excess of the average deferral percentage for Highly Compensated Employees over the average deferral percentage for non-Highly Compensated Employees is not more than two percentage points, and the average deferral percentage for Highly Compensated Employees is not more than 2.0 times the average deferral percentage for non-Highly Compensated Employees.

For purposes of this subsection (c), the provisions of Section 401(k)(3) of the Code and Treasury Regulation Section 1.401(k)-1(b) are incorporated herein by reference. For any Plan Year beginning after December 31, 1998, for which the Participating Employer elects to apply the rules of Section 410(b)(4)(B) of the Code in determining whether Section 401(k)(3)(A)(ii) of the Code is satisfied, the Participating Employer may elect when calculating the maximum deferral rate to exclude those employees who are not Highly Compensated Employees and have not satisfied the minimum age and service requirements then in effect under Section 410(a)(1)(A) of the Code.

(d)	Deposits (including Before Tax Deposits and Sick Leave Deposits) for any Plan Year shall not exceed the maximum amount permitted under Section 401(k) of the

Code, with respect to a qualified cash or deferred arrangement, which limitation shall be determined and administered under the procedures set forth below. The Review Committee shall establish such rules as it may deem necessary and appropriate to assure that the Plan and contributions thereunder satisfy the requirements of a qualified cash or deferred arrangement under Section 401(k) of the Code. If the Review Committee determines that the limitations set forth in this section would be exceeded for the Plan Year, then the Review Committee may prospectively reduce the deferral percentage of each Highly Compensated Employee whose deferral percentage is more than such maximum. The Review Committee shall have the authority to establish a lower maximum percentage amount of Deposits if, in the discretion of the Review Committee, this would be beneficial to the Plan by ensuring compliance with the provisions of Section 401(k)(3)(A) of the Code. The reduced percentage for each such Highly Compensated Employee shall be substituted for his actual elected percentages and shall represent the percentage of his compensation that shall be paid into the Plan on his behalf. The amount of any reduction which is necessary shall be included in the Participant’s regular paycheck.

(e)	Notwithstanding any other provisions of this Plan, for any Plan Year the Deposits for any Highly Compensated Employee shall not exceed the amount permitted under Subsection (f).

(f)	If, for any Plan Year, the requirements of subsection (c) of this section are not satisfied, such that the average deferral percentage for the group of Highly Compensated Employees exceeds the maximum permissible deferral rate calculated under subsection (c) (called the “Excess Deferral”), the Review Committee shall reduce the Deposits for the Plan Year of such Highly Compensated Employee or Employees whose Deposits are the highest in the following manner:

(1)	the amount of such Excess Deferrals which must be distributed (called the “Distribution Amount”) shall be determined in the following manner:

(A)	Reduce the deferral percentage of each Highly Compensated Employee whose deferral percentage (stated in absolute terms) is the greatest by one-hundredth (1/100) of one percentage point.

(B)	If any Excess Deferral remains, the deferral percentage of each Highly Compensated Employee whose deferral percentage (stated in absolute terms) is the greatest (including the deferral percentage of any Highly Compensated Employee whose deferral percentage was adjusted under subparagraph (A)) shall be reduced by one-hundredth (1/100) of one percentage point.

(C)	If any Excess Deferral remains, the procedures of subparagraph (B) shall be repeated until such Excess Deferral shall have been eliminated.

(D)	The sum of the dollar amounts necessary to reduce the percentages pursuant to subparagraphs (A) through (C) shall be the Distribution Amount.

(2)	The Deposits of the Highly Compensated Employee or Employees with the highest dollar amount of such contributions shall be reduced by the lesser of the amount required to

(A)	cause the dollar amount of such Highly Compensated Employee’s Deposits to equal the dollar amount of the Deposits of the Highly Compensated Employee with the next highest dollar amount of such Deposits, or

(B)	the amount necessary to reduce the Distribution Amount to zero.

(3)	If any Distribution Amount remains, the procedure set forth in subparagraph (2) shall be repeated until the Distribution Amount is reduced to zero.

(4)	No further reductions shall be required after the Distribution Amount is reduced to zero, regardless of whether or not the average deferral rate for the group of Highly Compensated Employees continues to exceed the maximum permitted deferral rate.

Any Excess Deferrals (and any earnings allocable to such contributions) required to be distributed pursuant to the foregoing provisions of this Subsection (f) shall be distributed, if possible, to the Highly Compensated Employee for whom contributed within two and one-half (2 1/2) months after the close of the Plan Year for which contributed and in no event later than twelve (12) months following the close of such Plan Year; provided, however, that such amount shall be reduced by any Deposits previously distributed to such Participant under Section 4.5 for the calendar year ending with or within the Plan Year.

(g)	Notwithstanding the procedures set forth in Section 4.7(f) above, if an adjustment of Deposits is required as provided herein for any Plan Year, the Participating Company shall have the option of authorizing an employer contribution (which satisfies the requirements of Sections 401(k)(2)(B) and (C) of the Code and Treas. Reg. Section 1.401(k)-1(b)(5) and which shall be credited to the Account of a Participant) to be made on behalf of any group of Participants so as to cause either of the tests of subsection (c) to be met. The decision of the Participating Employer in this regard shall be final and shall not be subject to question by the Funding Agency, the Review Committee or by any Participant or group of Participants.

(h)	The Review Committee may permissively aggregate the provisions of this Section 4.7 with similar provisions of a related plan or restructure this Plan or permissibly aggregated plan in the manner provided under Treasury Regulations for purposes of determining whether cash or deferred arrangements satisfy Sections 401(a)(4), 410(b) and 401(k) of the Code.

(i)	For purposes of this Plan, the provisions of Section 401(k)(3) of the Code and Treasury Regulation Section 401(k)-1 are incorporated by reference herein but only to the extent that such incorporation cures a defect of this Plan or provides for a broader set of alternatives available to the Review Committee.

(j)	For purposes of determining earnings allocable to Excess Deferrals, earnings shall be calculated on a reasonable basis as determined by the Review Committee or in accordance with Treas. Reg. Sections 1.401(m)-1(e)(3)(ii)(C) and (D) and 1.401(k)-1(f)(4)(ii)(C) and (D) or as follows:

Where:

E	=	the applicable excess amount,

G	=	the net gain or loss for the Plan Year in the Participant’s affected Accounts,

AB	=	the total value of the Participant’s affected Accounts, determined as of the end of the Plan Year being corrected,

M	=	the number of full months from the Plan Year end to the date the excess amount is paid, plus one for the month during which payment is to be made if payment will occur after the 15th of that month.

(k)	The provisions of this Section are intended to satisfy the requirements of Sections 401(k)(3), (m)(2), and (m)(9) of the Code and Treasury Regulations Sections 1.401(k)-1(b), 1.401(m)-1(b) and 1.401(m)-2 and, to the extent not otherwise stated in this Section, those Code Sections and Treasury Regulations are incorporated herein by reference.

ARTICLE V - INVESTMENT FUNDS AND ACCOUNTS

Section 5.1 Accounts for Participants. An Account shall be established under the Plan for each Participant who elects to have deposits made in his behalf. All Before Tax Deposits, Sick Leave Deposits and Catch-up Deposits with respect to a Participant shall be credited to his Account.

Section 5.2 Investment Funds. Investment Funds shall be established at the direction of the Review Committee. The Review Committee shall determine the types of investments to be held in each Investment Fund and the investment manager, trustee, or insurance company responsible for selecting investments. Income on investments of each Investment Fund shall be reinvested by the Funding Agency in the same Investment Fund. It is further provided that:

(a)	Any portion of an investment fund may be maintained in cash at the discretion of the Funding Agency pending its permanent investment or distribution.

(b)	The Review Committee shall obtain descriptions of the investment choices available for the purpose of informing Participants with respect thereto. The selection of investment choices is the sole responsibility of each Participant, and no employee or representative of the Company or any Participating Company is authorized to make any recommendation on investment choices.

(c)	Dividends and other distributions received in respect to an investment choice, shall be reinvested in such investment choice and each such Participant’s account shall be credited with a proportionate number of shares as determined by the Funding Agency.

(d)	Any such segregated account shall share only in investment income, gains and losses generated by the investments directed for such account.

(e)	The Funding Agency shall not be obligated to make a directed investment which would, in the sole discretion of the Funding Agency, require an investment by the Funding Agency of more than the amount which is credited, or to be credited to the account of the Participant.

(f)	This Plan is intended to comply with the requirements of Section 404(c) of ERISA. Pursuant to Section 404(c), (i) the account for the Participant directing investments shall bear all losses from such an investment and the Funding Agency, Review Committee, and Company shall be free of any liability arising from such investments, and (ii) the Funding Agency shall comply with and carry out such directions without being liable or responsible in any way for any losses or unfavorable results arising therefrom.

(g)	With respect to any investment fund other than the Company Common Stock fund, the Funding Agency will exercise voting, tendering and similar rights appurtenant to a Participant or beneficiary’s investment in such investment fund in accordance with the directions of the Review Committee.

(h)	With respect to the fund invested exclusively in Company Common Stock (“Company Stock Account”) (other than cash awaiting investment), the Funding Agency will vote (and exercise similar rights, other than the right to tender) shares of Company Common Stock attributable to each Participant’s Account in accordance with the directions of each Participant or beneficiary. If a Participant or beneficiary fails to properly give directions to the Funding Agency within the appropriate time period, the Funding Agency will vote (or exercise the similar rights with respect to) the shares in the same proportion as it votes (or exercises rights with respect to) shares as to which directions have been received.

(i)	The Review Committee shall have the discretion to administer Company stock funds in conjunction with company stock funds maintained in other qualified employee benefit plans sponsored by the Company or an Affiliated Company.

Section 5.3 Investment Fund Designations.

(a)	A Participant may elect to change his investment election with respect to contributions to be made hereunder at any time; provided that such elections shall be made in accordance with procedures established by the Review Committee and shall be processed as soon as reasonably practicable after receipt.

(b)	A Participant may elect at any time to transfer a whole percentage or a specified dollar amount of the value of his Account from one Investment Fund to another. The Participant’s election to transfer must be made in accordance with restrictions and procedures established by the Review Committee. Such election shall be processed as soon as reasonably practicable after receipt.

Section 5.4 Valuation of Accounts. The value of a Participant’s Accounts in a Fund will be accounted for using the unit method of accounting unless the Review Committee elects to use share accounting for one or more funds. When a Participant elects to invest contributions or Accounts into one of the investment Funds, the number of shares credited to the Participant’s Account as of the applicable Valuation Date will be equal to the Participant’s contributions or any amount to be invested whether by intra-plan transfer, direct Rollover or Funding Agency Transfer to be invested in the investment fund divided by the price per share of the shares purchased plus fees and expenses for that Valuation Date by the investment fund. If a Participant elects to transfer the investment of a participant’s Accounts out of one of the investment Funds, the amount transferred out of the respective investment Fund will be equal to the number of shares in that Participant’s Account that are to be transferred, distributed or to be withdrawn, as of the Valuation Date that the authorized directions are received by the Funding Agency from the Review Committee, multiplied by the closing price per share of the shares sold for that Valuation Date on the New York Stock Exchange Composite Transactions Report. Dividends paid on any shares in one of the investment Funds are allocated on an accrual basis based upon the dividend’s record date and are reinvested in the Fund. Notwithstanding the foregoing, in the event of an extraordinary level of Participant transaction activity or to satisfy Plan administrative requirements (as may be determined in the discretion of the Review Committee), the unit value for Participant transactions may be determined by the sale or purchase prices of transactions executed on one or more days following receipt of a Participant’s direction and based upon the execution process realized by the Fund.

Section 5.5 Valuation of Accounts in Investment Funds. There shall be determined as of each Valuation Date the value of each Participant’s various accounts in the Investment Funds. The value of each such Account shall be adjusted to reflect the effect of income, realized and unrealized profits and losses, withdrawals, inter-fund transfers, and all other transactions since the next preceding Valuation Date, as follows:

(a)	From the value of the Account as of the preceding Valuation Date there shall be deducted the amount of any distributions that were made therefrom after the preceding Valuation Date.

(b)	From the fair market value of the applicable Investment Fund determined as of the Valuation Date by the Funding Agency there shall be deducted the amount of any Deposits therein made for the valuation period ending on the Valuation Date.

(c)	The value of each such Account as determined in (a) shall be adjusted pro rata so that the total value of all such Accounts in the applicable Investment Fund equals the fair market value of the applicable Investment Fund as determined and adjusted in (b).

(d)	There shall then be added to the value of each Account determined as provided in (c) the total of the Deposits for credit to such Account made for the valuation period ending on the Valuation Date.

(e)	Any transfers between Investment Funds pursuant to Section 5.3 shall then be made and Accounts adjusted or established accordingly.

Section 5.6 Statement of Account. The Company, through the Funding Agency, shall issue a statement each quarter during each Plan Year advising each Active and Inactive Participant of the amount held in his Account.

Section 5.7 Tender or Exchange Offer. Each present or former Participant (or, in the event of his death, his Beneficiary) shall have the right, to the extent of the number of shares of Company Stock allocated to his Company Stock Account, to instruct the Funding Agency in writing as to the manner in which to respond to a tender offer or exchange offer with respect to shares of Company Stock. The Review Committee shall use its best efforts timely to distribute or cause to be distributed to each present or former Participant (or Beneficiary thereof) such information as will be distributed to stockholders of the Company in connection with any such tender offer or exchange offer. Upon timely receipt of such instructions, the Funding Agency shall respond as instructed with respect to shares of such stock. The instructions received by the Funding Agency from Participants shall be held by the Funding Agency in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company. If the Funding Agency shall not receive timely instructions from a Participant (or Beneficiary thereof) as to the manner in which to respond to such tender offer or exchange offer, such Participant (or Beneficiary) shall be deemed to have instructed the Funding Agency not to tender or exchange the Company Stock allocated to his Company Stock Account, and the Funding Agency shall not tender or exchange any such Company Stock. Unallocated shares of Company Stock shall be tendered or exchanged in the same proportion as are shares with respect to which Participants (or Beneficiaries thereof) have the right of direction.

ARTICLE VI - DESIGNATION OF BENEFICIARY

Section 6.1 Persons Eligible to Designate. Any Participant may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant’s death. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

Section 6.2 Special Requirements for Married Participants. Notwithstanding the provisions of Section 6.1, if a Participant is married at the time of his death, his Beneficiary shall be his spouse unless the spouse has consented in writing to the designation of a different Beneficiary by name, the spouse’s consent acknowledges the effect of the election, and the spouse’s consent is witnessed by a representative of the Plan or a notary public. The previous sentence shall not apply if it is established to the satisfaction of the Review Committee that such consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed by federal regulations.

Section 6.3 Form and Method of Designation. Any designation or a revocation of a prior designation of Beneficiary shall be in writing on such form as the Company may prescribe and shall be filed with the Company. The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Section 6.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason. A Beneficiary designation may be revoked or amended only by the completion of a new Beneficiary designation form, provided, however, that if a Participant’s spouse is named as such Participant’s Beneficiary, and the Participant and such spouse are subsequently divorced, then the designation of the spouse made prior to the divorce shall be null and void. In order to designate a former spouse as a Beneficiary, a new Beneficiary designation form must be completed.

Section 6.4 No Effective Designation. If there is not on file with the Company an effective designation of Beneficiary by a deceased Participant, his Beneficiary shall be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

(a)	His spouse.

(b)	His children, except that if any of his children predecease him but leave issue surviving him, such issue shall take by right of representation the share their parent would have taken, if living.

(c)	His estate.

Determination of the identity of the Beneficiary in each case shall be made by the Company.

Section 6.5 Beneficiary May Not Designate. Unless the Company on the prescribed Beneficiary designation form permits a Participant to elect that a Beneficiary entitled to payments under the Plan may in turn designate a Beneficiary, no Beneficiary may designate a successor Beneficiary. If a Beneficiary is permitted to designate a successor Beneficiary, each such designation shall be made according to the same rules applicable to designations by Participants. In the event of the death of a Beneficiary who has so designated a successor Beneficiary, the successor Beneficiary shall be entitled to the balance of any payments remaining due. If a Beneficiary is not permitted to designate a successor Beneficiary, or is permitted to do so but fails to make such a designation, the balance of any payment remaining due will be payable to a contingent Beneficiary if the Participant’s Beneficiary designation so provides, otherwise to the personal representative (executor or administrator) of the deceased Beneficiary.

Section 6.6 Insurance Contract. Notwithstanding the foregoing provisions of this Article, as to benefits payable under a contract issued by an insurance company, said contract shall govern the designation of Beneficiary entitled to benefits thereunder if inconsistent with the other provisions of this Article.

ARTICLE VII - BENEFIT REQUIREMENTS; WITHDRAWALS; LOANS

Section 7.1 Vesting. The interest of a Participant in his Account shall be fully vested in him at all times.

Section 7.2 Benefit on Termination of Employment. If a Participant’s Termination of Employment occurs (for any reason other than his death), he shall be entitled to a benefit equal to the value of his Account, determined as of the Valuation Date of the distribution of his Account following his Termination of Employment. The benefit shall be paid at the times and in the manner determined under Article VIII.

Section 7.3 Death. If a Participant’s Termination of Employment is the result of his death, his Beneficiary shall be entitled to a benefit equal to the value of his Account, determined as of the Valuation Date of the distribution of his Account following the date of his death. If a Participant’s death occurs after his Termination of Employment, his Beneficiary shall be entitled to such benefit, based on the form of payment determined under Article VIII, as the Participant would have been entitled thereafter from the Fund had he lived. Benefits to which Beneficiaries become entitled under this section shall be paid at the times and in the manner determined under Article VIII.

Section 7.4 Qualified Domestic Relations Orders. Notwithstanding any other provisions of this Plan, an alternate payee under a qualified domestic relations order (“QDRO”) as determined in accordance with Section 206 of ERISA shall be entitled, within 180 days from the date the alternate payee receives written notification that the Company has made such a determination, to elect to receive any benefits to which the alternate payee is entitled payable in accordance with the distribution provisions set forth in Article VIII of this Plan in full satisfaction of any liability of the Plan to such person. The Plan may retain the Participant’s Accounts in full upon receipt of notice of a pending QDRO until the final order is submitted or eighteen months has elapsed, whichever is earlier. In the event an alternate payee receives an interest in a Participant’s Accounts pursuant to Section 206 of ERISA, the alternate payee may direct the investment of such Accounts in the same manner as any Participant, but may not borrow from the Accounts. If a QDRO specifies that an alternate payee is entitled to any portion of a Participant’s Accounts which have an outstanding loan balance, all outstanding loans shall continue to be held in the Participant’s accounts and shall not be divided between the Participant and alternate payee.

Earnings on the benefits awarded the alternate payee by the court order shall accrue between the date specified for division of the Participant’s Accounts and the date the alternate payee’s Accounts are opened, only to the extent provided in the court order. Payment of the benefits from the alternate payee’s Accounts shall be made or shall commence to be made as established by court order or, if not so specified, as of the Valuation Date coincident with or next following the Participant’s Normal Retirement Date or actual retirement date, whichever is later, provided, however, that an alternate payee may elect to receive a distribution at such times and on such terms as are available to a Participant. An alternate payee may make an election pursuant to Article VIII of the Plan.

Section 7.5 Withdrawals While Employed. A Participant whose benefits have not commenced under Sections 7.2 and 7.3 may make withdrawals from his Accounts subject to the following rules:

(a)	He may elect to make a withdrawal from his Account at any time after his attainment of age 59-1/2.

(b)	If he has not attained age 59-1/2, he may request a withdrawal from his Account for the purpose of enabling him to meet a hardship imposed by an unusual or special situation in his financial affairs. Amounts representing income credited to a Participant’s elective deferrals after December 31, 1988, may not be withdrawn.

(1)	For purpose of this Section 7.5 “financial hardship” means an immediate and heavy financial need occurring in the personal affairs of the Participant (including a need that is reasonably foreseeable or voluntarily incurred by the Participant) as determined by the Committee based on all relevant facts and circumstances, taking into consideration that the need to pay the funeral expenses of a family member would generally constitute an immediate and heavy financial need and the need to purchase a boat or television set generally would not. In any event, the following distributions shall be deemed to be made on account of an immediate and heavy financial need:

(i)	Payment of medical expenses (described in Code Section 213(d)) incurred by the Participant, the Participant’s spouse, or dependents (as defined in Code Section 152), or necessary for those persons to obtain medical care.

(ii)	Purchase, excluding mortgage payments, of a principal residence for the Participant.

(iii)	Payment of tuition for the next twelve months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents.

(iv)	Payment to prevent the eviction of the Participant from his principal residence or the foreclosure of the mortgage on the Participant’s principal residence.

(v)	Such other deemed financial needs as published from time to time by the Commissioner of Internal Revenue.

(2)	A withdrawal will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant unless all of the following requirements are satisfied:

(i)	the Participant states in writing that the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution utilizing such tax rates and procedures as established by the Committee;

(ii)	the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Company or an Affiliate;

(iii)	(iii) In the case of a Participant who receives a distribution under this Section 7.5(b) in calendar year 2001, the Participant’s Before Tax Deposits and Sick Leave Deposits will be suspended for 6 months after receipt of the hardship withdrawal or until January 1, 2002, if later, and the Participant is prohibited from making elective contributions and employee contributions to all other plans maintained by the Company for 6 months after receipt of the hardship distribution or until January 1, 2002, if later. In the case of a Participant who receives a distribution under this Section 7.5(b) after December 31, 2001, the Participant’s Before Tax Deposits and Sick Leave Deposits will be suspended for 6 months after receipt of the hardship withdrawal, and the Participant is prohibited from making elective contributions and employee contributions to all other plans maintained by the Company for 6 months after receipt of the hardship distribution. For this purpose the phrase “all other plans maintained by the Company or an Affiliate” means all qualified and nonqualified plans of deferred compensation maintained by the Company or an Affiliate. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code.

(3)	The Committee may, without further investigation, accept the written statement of the Participant as to the foregoing matters unless it has reason to believe the statement is in error. In addition, hardship withdrawals shall be further limited to prevent the distribution of earnings arising after 1988 on Before Tax Deposits and Sick Leave Deposits.

(c)	Application for withdrawals shall be made on such forms as the Review Committee prescribes and may be made at any time, effective upon the last day of the month following satisfaction of the advance notice requirements specified by the Review Committee. Distributions of withdrawals shall be made in a lump sum as soon as is administratively possible following such date. Withdrawal distributions shall be based on the value of a Participant’s Account as of the Valuation Date immediately preceding, or coinciding with, the effective date of the withdrawal. A Participant may make more than one withdrawal in any one Plan Year.

Section 7.6 Loans to Participants and Beneficiaries Who Are Parties in Interest of the Plan. The Review Committee may authorize a loan to an Active or Inactive Participant or Beneficiary who are parties in interest of the Plan who makes application therefor. Each such loan shall be subject to the following provisions:

(a)	The amount of any loan to such Active or Inactive Participant or Beneficiary shall not exceed whichever of the following amounts is least:

(1)	$50,000 or

(2)	Fifty percent (50%) of the account balance as of the Valuation Date immediately preceding the date the loan is made.

(b)	Loan may not be less than $1,000.

(c)	Only one loan may be outstanding at any one time. Such Active or Inactive Participant or Beneficiary may only receive one loan in a twelve (12) month period determined from the date of the last loan.

(d)	To receive a loan from the Plan, such Active or Inactive Participant must sign a promissory note in the proper amount on a form prescribed by the Review Committee and authorize payroll deductions by a Participating Employer for payment of interest and principal in accordance with procedures adopted by the Review Committee. To secure repayment of the loan, the Participant shall, within the 90 day period before the loan is made, consent to any distribution resulting from a setoff of the loan against the Participant’s Account. Each loan shall be adequately secured as determined by the Review Committee. A loan shall be considered adequately secured whenever the outstanding balance does not exceed the amount in which the Participant would have a vested interest in the event of his Termination of Employment.

(e)	The interest rate to be paid with respect to each loan, which shall be a reasonable rate of interest within the meaning of Section 408(b)(1)(D), and shall be 1% above the Prime Rate published in the Wall Street Journal at the beginning of the current calendar quarter.

(f)	Each such loan shall provide for repayment in semimonthly/monthly installments of interest and principal through regular payroll deductions. The obligation to make repayments of principal and interest shall be suspended during the period not to exceed 90 days that such Active or Inactive Participant is laid off but has not yet resulted in a Termination of Employment and the term of the loan will be automatically extended by the length of layoff; provided, however, in no event may the term of the loan exceed five years. Where it is not feasible in such a case to continue processing the loan repayments as payroll deductions under a payroll system that currently covers such Active or Inactive Participant, the repayments shall be made by such Active or Inactive Participant by check on a monthly basis. Such Active or Inactive Participant shall be entitled on or after the thirteenth (13th) month to prepay, without penalty, the total accrued interest and outstanding principal amount of the loan by direct payment.

(g)	Each loan shall extend for a stated period determined by agreement of such Active or Inactive Participant and the Review Committee, from one to five years. Any outstanding loan shall become due and payable as of the end of the second month following the month of the Termination of Employment.

(h)	In the event Termination of Employment occurs and such Active or Inactive Participant (i) either receives an immediate distribution of his remaining account balance in the Plan or does not pay the total accrued interest and outstanding principal amount of the loan within sixty (60) days or (ii) is in default for ninety (90) days on any required loan payment prior to his repayment of the total principal and interest on an outstanding loan under the Plan, such Active or Inactive Participant’s note shall be cancelled and the principal deemed distributed by the Fund to him or, if applicable, his Beneficiary. The amount distributed will be considered a withdrawal and will be subject to applicable tax penalties.

(i)	The Review Committee shall direct the Funding Agency with respect to the making of loans to such Active or Inactive Participants, the collection thereof, and all other matters pertaining thereto, and the Funding Agency shall follow such directions to the extent possible and shall not take any independent action with respect to such loans. The Funding Agency shall have no responsibility whatsoever with respect to loans to Participants except to follow the directions of the Review Committee to the extent possible.

(j)	In accordance with the foregoing standards and requirements, loans shall be available to all such Active or Inactive Participants and Beneficiaries on a reasonably equivalent basis.

(k)	All loans shall be governed by such rules and regulations as the Review Committee may adopt, and applications for loans shall be made on such forms as the Review Committee may provide for such purpose.

(l)	The Review Committee shall cause to be furnished to any such Active or Inactive Participant or Beneficiary receiving a loan any information required to be furnished pursuant to the Federal Truth in Lending Act, if applicable, or pursuant to any other applicable law.

(m)	The portion of such Active or Inactive Participant’s or Beneficiary’s Account represented by the outstanding loan principal shall be segregated and shall not share in the income or losses of the Fund. In lieu thereof, all interest paid by such Active or Inactive Participant or Beneficiary on the loan shall be allocated to the Participant’s Account. The Funding Agency may charge to such Active or Inactive Participant’s or Beneficiary’s Account any expenses or losses attributable to the loan and such portion of the general expenses of the Fund as the Funding Agency determines in its discretion to be reasonable.

(n)	Investment Funds shall be liquidated in accordance with procedures established by the Funding Agency and approved by the Review Committee to provide the Fund with cash equal to the loan principal.

(o)	No loan shall be permitted prior to January 1, 1987.

(p)	Notwithstanding any other provision in this Plan to the contrary, the Company may amend the Plan at any time to cease the granting of loans under this Plan.

Section 7.7 Distribution Rollovers. Effective January 1, 1993, notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the distributee in a Direct Rollover. In carrying out this Section, the Committee may mail the distribution to the distributee.

The following definitions apply to distribution rollovers permitted under this subsection.

(a)	“Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and a hardship withdrawal pursuant to Section 7.5(b) of the Plan.

(b)

“Eligible Retirement Plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), a qualified trust, an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section

457(b) which is maintained by an eligible employer described in Code Section 457(e)(1)(A), and an annuity contract described in Code Section 403(b).

(c)	“Distributee” includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternative payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(d)	“Direct Rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE VIII – DISTRIBUTION OF BENEFITS

Section 8.1 Time and Method of Payment. In the case of a Termination of Employment on or prior to a Participant’s Normal Retirement Date, the benefit to which a Participant is entitled under Article VII shall be distributed to him at his Normal Retirement Age, provided, however, that a Participant may elect to receive such benefit as soon as practicable after Termination of Employment or at any time prior to such Participant’s Normal Retirement Date upon application to the Review Committee in accordance with such procedures and standards as it may establish. In the case of a Termination of Employment after a Participant’s Normal Retirement Date, the benefit to which a Participant is entitled under Article VII shall be distributed to him as soon as practicable after his Termination of Employment.

(a)	Distribution shall be in the form of a single lump sum payment in cash, provided that a Participant may elect to receive whole shares of Company Stock from the Company Stock Account to the extent that the Participant is invested therein, and provided that a Participant may elect a Distribution Rollover in accordance with Section 7.7 hereof. Alternatively, a Participant may elect to receive his distribution in the form of monthly, quarterly, semi-annual or annual installments over a period specified by the Participant, provided that the period over which payments are made may not exceed the longer of (i) the life expectancy of the Participant or (ii) the joint life and last survivor expectancy of the Participant and his designated Beneficiary. An election to receive installment payments shall be irrevocable, provided, however, that a Participant who makes such an election may at any time elect to receive all, but not less than all, of the remaining balance of the benefit to which he is entitled in a single sum in cash or a Distribution Rollover in lieu of the future installments to which he would otherwise be entitled. A Participant may elect different forms of payment for specified portions of the total benefit to which he is entitled. In the absence of a timely election by a Participant in accordance with procedures established by the Review Committee, the payment of a Participant’s benefits shall be in a single sum in cash. The above provisions of this Section notwithstanding, if the value of a Participant’s Account as of the Valuation Date coincident with or next following his Termination of Employment is $5,000 or less, payment will be made in a single sum as soon as practicable after Termination of Employment.

(b)	The precise timing of any distribution is subject to normal processing delays and any other administrative exigencies or special circumstances affecting the distribution and cannot, therefore, be guaranteed. However, distributions will normally be paid or commenced within approximately 45 days after the end of the month following the Participant’s Normal Retirement Age, Termination of Employment or election to receive benefits, as the case may be. Pursuant to Section 401(a)(14) of the Code, the payment of benefits under the Plan to the Participant must begin not later than the 60th day after the close of the plan year in which the latest of the following events occurs:

(1)	The attainment by the Participant of age 65,

(2)	The 10th anniversary of the date on which the Participant commenced participation in the Plan,

(3)	The Participant’s Termination of Employment, or

(4)	The date specified in a written election made pursuant to procedures established by the Review Committee.

(c)	In all events, a distribution of all benefits must occur or distributions in installments must commence by April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant’s Termination of Employment occurs, provided, however, that in the case of a Participant who attains age 70 1/2 between January 1, 1997, and December 31, 1999, a distribution of all benefits must occur or distributions in installments must commence no later than April 1 of the calendar year following the later of the year in which the Participant attains age 70 1/2 or, at the option of the Participant, the calendar year in which the Participant retires. The immediately preceding sentence notwithstanding, distributions to a 5-percent owner (as defined in Section 416 of the Code) must commence no later than April 1 of the Plan Year following the Plan Year in which he attains age 70 1/2.

(d)	If a Participant dies after beginning to receive installments pursuant to subsection (a), the remaining account balance (less any outstanding loan) shall be distributed to his Beneficiary in accordance with the Beneficiary’s election under subsection (a).

(e)	If a Participant dies before beginning to receive a distribution, the Participant’s Accounts (less any outstanding loan) shall be distributed to his Beneficiary in an immediate single lump sum payment in cash.

(f)	If distributions are made in installments, the amount to be distributed each year must be at least equal to the quotient obtained by dividing the entire interest of the individual at the beginning of the year by the number of remaining years in the payment period including the current year.

(g)	If the amount of a payment or distribution required to be made on a date determined under this Article cannot be ascertained by such date, or if it is not possible to make such payment or distribution on such date because the Review Committee has been unable to locate the Participant after making reasonable efforts to do so, a payment or distribution retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment or distribution can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

(h)	If any distribution under this Plan is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(a)	the Review Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option), and

(b)	the Participant, after receiving the notice, affirmatively elects a distribution.

Section 8.2 Accounting Following Termination of Employment. If distribution of all or any part of a benefit is deferred or delayed for any reason, the undistributed portion of any Account shall continue to be revalued as of each Valuation Date as provided in Article V.

Section 8.3 Reemployment. Distributions from the Fund shall cease upon reemployment of a Participant in a regular position by a Participating Employer, and shall recommence in accordance with the provisions of this Article upon his subsequent Termination of Employment.

Section 8.4 Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein.

Section 8.5 Incompetent Payee. If a person entitled to payments hereunder is disabled from caring for his affairs because of mental condition, physical condition, or age, payment due such person may be made to such person’s guardian, conservator, or other legal personal representative upon furnishing the Review committee with a court order from a court of competent jurisdiction. Prior to the furnishing of such evidence, the Review Committee may cause payments due to person or institution then caring for or maintaining the person under disability. The Review Committee shall have no liability with respect to payment so made. The Review Committee shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

Section 8.6 Benefits May Not Be Assigned or Alienated. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Review Committee determines is a Qualified Domestic Relations Order as defined in Code Section 414(p).

Section 8.7 Payment of Taxes. The Funding Agency may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Funding Agency’s opinion it shall be or may be required to pay out of such benefit. The

Funding Agency may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Funding Agency shall deem necessary for its protection.

Section 8.8 Conditions Precedent. No person shall be entitled to a benefit hereunder until his right thereto has been finally determined by the Review Committee nor until he has submitted to the Review Committee relevant data reasonably requested by the Review Committee, including, but not limited to, proof of birth or death.

Section 8.9 Company Directions to Funding Agency. The Company shall issue such written directions to the Funding Agency as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provision of the Plan.

Section 8.10 Account Transfers. The Review Committee may, in its discretion, allow Participants who become participants in another qualified plan maintained by the Company or an Affiliate to elect to have all but not less than all of such Participants’ Accounts transferred directly to the trustee of such other plan in accordance with procedures established by the Review Committee, provided that such transfers are permitted by such other plan and comply with Sections 401(a), 411(d)(6) and 414(l) of the Code such that all Section 411(d)(6) protected benefits provided under this Plan with respect to the benefits transferred shall be provided under the transferee plan.

The Review Committee may, in its discretion, allow employees who become Active Participants and who formerly participated in another qualified cash or deferred arrangement maintained by the Company or an Affiliate to irrevocably elect to have the Plan accept a direct transfer of all but not less than all of such Participants’ accounts in such other plan in accordance with procedures established by the Review Committee, provided that such transfers are permitted by such other plan and comply with Sections 401(a), 411(d)(6) and 414(l) of the Code such that all Section 411(d)(6) protected benefits provided under such other plan with respect to the benefits transferred shall be provided under the Plan. Amounts transferred to the Plan from another plan which are not fully vested at the time of transfer shall continue to vest pursuant to the provisions of the transferor plan.

ARTICLE IX – FUND

Section 9.1 Composition. All sums of money and all securities and other property received by the Funding Agency for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Fund”. The Review Committee may cause the Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan.

Section 9.2 Funding Agency. The Fund may be held and invested as one fund or may be divided into any number of parts for investment purposes. Each part of the Fund, or the entire Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more trustees or by an insurance company. The trustee or trustees of the insurance company so acting with respect to any part of the Fund is referred to herein as the Funding Agency with respect to such part of the Fund. The selection and appointment of each Funding Agency shall be made by the Company with the prior written consent of the Union. The Union or the Company shall have the right at any time to remove a Funding Agency, in which case the Company shall appoint a successor thereto, with the prior written consent of the Union subject only to the terms of any applicable trust agreement or group annuity contract. The Review Committee shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the trustee will make investments on direction of a third party.

The form and term of any trust agreement or group annuity contract and any subsequent amendment thereto is subject to the written consent of the Review Committee. The appointment or removal of an investment manager shall, likewise, be made only with the written consent of the Review Committee.

Section 9.3 Compensation and Expense of Funding Agency. The Funding Agency shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Review Committee. The Funding Agency shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Fund, except as specifically agreed in writing by the Company and Union.

Section 9.4 No Diversion. The Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA. No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries. Notwithstanding the foregoing:

(a)	If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Funding Agency shall, upon written request of the Company, return such contribution to the Participating Employer within one year after the payment of the contribution to the Funding Agency.

(b)	Contributions by a Participating Employer are conditioned upon initial qualification of the Plan as to such Participating Employer under Code Section 401(a). If the Plan does not qualify as to such Participating Employer, the Funding Agency shall, upon written request of the Company, return the amount of such contribution to the Participating Employer within one year after the date of denial of qualification of the Plan.

(c)	If any contribution by a Participating Employer is conditioned upon the deductibility of the contribution under Code Section 404, then, to the extent the deduction is deemed disallowed, the Funding Agency shall, upon written request of the Company, return such contribution (to the extent disallowed) to the Participating Employer within one year after the disallowance of the deduction.

(d)	If any amounts remain in a suspense account under Code Section 415 upon termination of the Plan, such amounts may revert to the Company.

In the case of any such return of contribution the Company shall repay such returned amounts to Participants in a manner which the Review Committee considers fair and equitable under the circumstances.

ARTICLE X – ADMINISTRATION OF PLAN

Section 10.1 Administration by Company. Subject to the Review Committee and except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. Except in cases where the Plan expressly requires action on behalf of the Company to be taken by its board of directors, action on behalf of the Company may be taken by any of the following:

(a)	The Review Committee.

(b)	The Vice President, Human Resources of the Company, or the officer holding a position of comparable responsibilities, as directed by the Review Committee.

Section 10.2 Certain Fiduciary Provisions. For purposes of the Plan:

(a)	Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(b)	A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c)	To the extent permitted by any applicable trust agreement or group annuity contract, a Named Fiduciary with respect to control or management of the assets of the Plan may appoint any investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

(d)	At any time that the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Review Committee may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(e)	Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Section 10.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(f)	A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary, each other fiduciary, each person employed pursuant to subsection (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to repayment therefor from the Fund.

Section 10.3 Discrimination Prohibited. No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of shareholders, officers, or highly compensated employees of any Participating Employer.

Section 10.4 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

Section 10.5 Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Funding Agency. The Review Committee shall have power to cause such equitable adjustments to be made to correct for such errors as the Review Committee in its discretion considers appropriate. Such adjustments shall be final and binding on all persons.

Section 10.6 Records. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by said Act or other applicable law.

Section 10.7 General Fiduciary Standard. Each fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 10.8 Prohibited Transactions. A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

Section 10.9 Claims Procedure. The Review Committee shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant. A claimant whose claim for benefits has been denied shall be afforded a reasonable opportunity for a full and fair review of the decision denying the claim before the Review Committee pursuant to Article XII.

Section 10.10 Bonding. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding shall be paid from the Fund. However, premiums for bonding of Union appointed members of the Review Committee shall be paid by the Union.

Section 10.11 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

Section 10.12 Agent for Legal Process. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

Section 10.13 Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, each officer, and each employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s service as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises, and only to the extent that such liabilities, losses, costs, or expenses are not paid through insurance. Notwithstanding any of the foregoing provisions of this section to the contrary, no indemnity shall be provided under this section to any person for any liability, loss, costs, or expense (including legal fees) arising out of the discharge of the responsibilities under the Plan of the Review Committee and indemnification for such liabilities, losses, costs, or expenses shall be limited to that provided under Section 12.5.

Section 10.14 Expenses of Administration. Except as specifically otherwise agreed in writing between the Company and the Union, or provided for herein, all expenses of Plan administration (except investment management and brokerage fees) shall be paid by the Company.

Section 10.15 Uniformed Services Employment and Reemployment Rights Act. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the Code effective as of December 12, 1994. Accordingly, Participants who are absent from employment due to service which is protected under the Uniformed Services Employment and Reemployment Rights Act and who are reemployed may make Before Tax Deposits in accordance with such section of the Code.

Section 10.16 Application of Compensation Limitation. In the event the compensation of a Participant for a Plan year would exceed the maximum limitation on compensation set forth in Section 4.6(f), the compensation which will be taken into account under the plan with respect to each payment of compensation during such year shall be (i) first, an amount equal to seven times any Before Tax Deposits made with respect to each payment of compensation, to the extent of such compensation, and (ii) next, with respect to each portion of any payment of compensation which exceeds the amounts taken into account under (i) above, the full amount of such excess commencing with the first such payment in such year until the total amount taken into account for the Plan Year equals the maximum limitation amount for such year.

Section 10.17 Telephonic and Electronic Transmissions Treated as Signed Writings. To the extent any election, direction, response, consent, designation or other action of a Participant, Beneficiary or other person under the Plan is permitted to be made by telephonic voice response or other telephonic or electronic transmission, such action by or on behalf of the Participant, Beneficiary or other person shall be considered an action by writing signed by the Participant, Beneficiary or other person for all purposes of the Plan. The above sentence shall not apply to Beneficiary designations, spousal consents and other actions required by law to be in writing.

ARTICLE XI – AMENDMENT, TERMINATION, MERGER

Section 11.1 Amendment. Subject to the non-diversion provisions of Section 9.4, the Company, with the prior written consent of the Union, or pursuant to the terms of the Railway Labor Act, by action of the Review Committee, or by action of a person so authorized by resolution of the Review Committee, may amend the Plan at any time and from time to time; provided, however, that such amendments as are required by applicable law or regulation may be made by the Company with or without the Union’s consent. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any trustee without its written consent. Also, no amendment shall divest a Participant or Beneficiary of Accounts accrued prior to the amendment.

Section 11.2 Reorganization of Participating Employers. In the event two or more Participating Employers shall be consolidated or merged or in the event one or more Participating Employers shall acquire the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions as to all the Participating Employers involved in such reorganization and their employees, except that employees whose Termination of Employment shall occur at the time of and because of such reorganization shall be entitled to benefits as in the case of a complete discontinuance of contributions to the Plan. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers in the reorganization.

Section 11.3 Permanent Discontinuance of Contributions. With the prior written consent of the Union, or pursuant to the terms of the Railway Labor Act, a Participating Employer, by action of its board of directors, may completely discontinue its contributions in support of the Plan. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee of such employer shall become a Participant after such discontinuance, and (ii) each Participant in the employ of such employer at the time of such discontinuance shall be 100% vested in his Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article VIII.

Section 11.4 Termination. With the prior written consent of the Union, or pursuant to the terms of the Railway Labor Act, a Participating Employer, by action of the Review Committee, may terminate the Plan as applicable to such Participating Employer and its employees. After such termination no employee of such employer shall become a Participant, and no contributions shall be made by such employer. Each Participant in the employ of his employer at the time of such termination shall be 100% vested in his Accounts, he shall be entitled to a benefit equal to the value of his Accounts determined as of the Valuation Date coincident with or next following the termination of the Plan, distribution shall be made in accordance with the provisions of Article VIII, and the Plan and any related trust agreement or group annuity contract shall continue in force for the purpose of making such distributions.

Section 11.5 Partial Termination. If there is a partial termination of the Plan as to a Participating Employer, by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, each Participant with respect to whom the partial termination applies shall be 100% vested in his Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article VIII.

Section 11.6 Merger, Consolidation or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

Section 11.7 Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan by a Participating Employer or of a complete or partial termination of the Plan with respect to a Participating Employer, the Company or the Funding Agency may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies until after the following have occurred:

(a)	Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code Section 401(a).

(b)	Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

ARTICLE XII – REVIEW COMMITTEE

Section 12.1 Review Committee. There shall be established a Review Committee for the purpose of hearing and determining all disputes which may arise out of the application, interpretation, or administration of the Plan or with respect to any Funding Agency utilized in connection therewith, or concerning participation in or benefits under the Plan, or any action of the Company or a Participating Employer in the discharge of its functions hereunder whether or not such functions are expressly made subject to the consent, approval or review of the Review Committee. The Review Committee shall act pursuant to the following:

(a)	The Review Committee shall consist of four members, two of whom shall be selected by the Company and two of whom shall be selected by the Union. The Company shall also select one alternate member who may act for the member appointed by the Company in the event of absence or inability to act of one of such members, and the Union shall likewise select one alternate member who may act for the member appointed by the Union in the event of the absence or inability to act of one of such members. Either the Company or the Union at any time may remove a member appointed by it and may select a member to fill any vacancy among the members selected by it. Both the Company and the Union shall, in writing, notify each other respectively concerning such selections, which shall continue until further written notice.

(b)	Three members of the Review Committee shall constitute a quorum for the transaction of business. At all Review Committee meetings, Company members present shall be entitled to one vote each and the Union members shall be entitled to one vote each.

(c)	The Review Committee shall have the authority to appoint subcommittees to handle any problem within the jurisdiction of the Review Committee. Such subcommittee shall report exclusively to the Review Committee.

(d)	The compensation, travel, and other reasonable living expenses, if any, of members of the Review Committee selected by the Company which are incidental to the holding of such meetings and performing functions of the Review Committee shall be paid by the Company. The compensation, travel, and other reasonable living expenses, if any, of members of the Review Committee selected by the Union which are incidental to the holding of such meetings and performing functions of the Review Committee shall be paid by the Union.

(e)	All decisions and actions taken by the Review Committee shall be by the affirmative vote or agreement of not less than three members. Such affirmative vote or agreement shall be in writing if given other than during a meeting of the Review Committee. All decisions of the Review Committee shall be final and binding upon the Company, the Union, and any other person having an interest in, under, or derived from the Plans. No ruling or decision of the Review Committee in one case shall create a basis for a retroactive adjustment in any prior case.

(f)	If the Review Committee shall fail to agree on any matter or dispute coming before it, it shall within ten days from the date of such failure to agree, designate an Impartial Referee. If the Review Committee does not agree upon the selection of an Impartial Referee within such 10-day period, then either the Company or the Union may apply to the National Mediation Board for the designation by such Mediation Board of an Impartial Referee. The matter or dispute shall be submitted to the Review Committee sitting with the Impartial Referee who shall act as Chairman during the proceedings pertaining to such matter. Such Impartial Referee shall have one vote. Three affirmative votes shall be required to render a decision or determination on matters coming before the Review Committee sitting together with the Impartial Referee.

(g)	The compensation and expenses of the Impartial Referee shall be paid by the National Mediation Board under the terms of the Railway Labor Act.

(h)	Meetings of the Review Committee may be called by mutual agreement of the members at any time without notice. Such meetings shall be conducted at the Company’s offices, or without a formal meeting by the written authorization of all of the members thereof, or as otherwise agreed to by the members of the Review Committee.

(i)	The Review Committee shall sit as a Special Board of Adjustment pursuant to Section 3, second of the Railway Labor Act with respect to all matters referable to it under the Plan which matters shall not be subject to the grievance procedure provided in the collective bargaining agreement between the Company or Participating Employers and the Union as in effect from time to time. All decisions of the Review Committee shall be final, binding and conclusive upon the Company, Participating Employers, the Union, the Funding Agency, the Participants and Beneficiaries, and any person having or claiming to have an interest in the Plan and shall be enforceable in any court of competent jurisdiction.

Section 12.2 Powers of the Review Committee. The Review Committee shall have full power and discretionary authority to determine all dispute which may arise out of the application, interpretation, or administration of the Plan with respect to any Funding Agency utilized in connection therewith, or concerning participation in or benefits under the Plan or any action of the Company or Participating Employer in the discharge of its functions hereunder whether or not such functions are expressly made subject to the consent, approval, or review of the Review Committee. The Review Committee shall have full power to affirm, reverse or otherwise modify any decision or administrative action or proposed action which gave rise to any dispute. The Review Committee shall have power to add to or subtract from or modify any of the terms of the Plan, via formal plan amendments. The Review Committee shall have the power to establish rules of procedure for the conduct of its business and of hearings before it, which rules shall not be inconsistent with the provisions of the Plan.

Section 12.3 Claims Procedure.

(a)	Claims for Benefits. Inquiries about benefits under the Plan may be made to appropriate Human Resources personnel of the Company and their designated field representatives. Formal claims for benefits shall be made in writing to the Review Committee. Written inquiries to Human Resources personnel and field representatives that cannot be resolved within a reasonable time will be treated as formal claims and forwarded to the Review Committee, in which case the claimant shall be advised of this action and of the claims procedure under the Plan.

(b)	Notice of Denial of Claim. If a claim for benefits is wholly or partially denied, the Review Committee shall within a reasonable period of time, but no later than 90 days after receipt of the claim, notify the claimant of the denial of benefits. If special circumstances justify extending the period up to an additional 90 days, the claimant shall be given written notice of this extension within the initial 90-day period and such notice shall set forth the special circumstances and the date a decision is expected. A notice of denial:

(1)	Shall be written in a manner calculated to be understood by the claimant; and

(2)	Shall contain (i) the specific reasons for denial of the claim, (ii) specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and (iv) an explanation of the Plan’s claim review procedures.

(c)	Request for Review of Denial of Claim. Within 60 days of the receipt by the claimant of the written denial of his claim or, if the claim has not been granted within a reasonable period of time (which shall not be less than 90 days described in Subsection (b)), the claimant may file a written request with the Review Committee that it conduct a full review of the denial of the claim, including a hearing if deemed necessary by the Review Committee. In connection with the claimant’s appeal, the claimant may review pertinent documents and may submit issues and comments in writing.

(d)	Decision of Review of Denial of Claim. The Review Committee shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant’s request for such review, unless special circumstances exist which justify extending this period up to an additional 60 days. If the period is extended, the claimant shall be given written notice of this extension during the initial 60-day period. The decision on review of the denial of the claim:

(1)	Shall be written in a manner calculated to be understood by the claimant;

(2)	Shall include specific reasons for the decision; and

(3)	Shall contain specific references to the Plan provisions on which the decision is based.

All decisions and actions taken by the Review Committee shall be governed by Section 12.1(e), (f), (g), (h) and (i) above.

Section 12.4 Review Functions. The Review Committee shall have the following rights and review functions:

(a)	To examine, during normal business hours, all books, records, reports, regulations, and procedures relative to the Plan, including Funding Agency instruments, amendments, annual reports, Trustee reports for the Plan, Fund accountings, and related data.

(b)	The Company and each Funding Agency, as the case may be, shall furnish to the Union members of the Review Committee and the Union all records and material set forth in subsection (a) above within 30 days from the date on which such material may have been prepared or compiled; and in any case annual reports (Form 5500) and Trustee reports for the Plan shall each be furnished to the Union members of the Review Committee and the Union not less frequently than once each year. The Union members of the Review Committee may request and shall be entitled to receive additional material and data relating to the foregoing.

(c)	The Review Committee shall review the status and administration of the Plan and Fund and in the appropriate case make recommendations to the Company, the Union and the Funding Agency.

Section 12.5 Liability. The Review Committee and any members thereof shall be entitled to rely upon the correctness of any information furnished by the Company and the Union. Neither the Review Committee nor any of its members, nor the Union, nor any officers or other representatives of the Union, nor the Company, nor any officers or other representatives of the Company, shall be liable because of any act or failure to act on the part of the Review Committee, or any of its members, except that nothing herein shall be deemed to relieve any such individual from liability for his own fraud or bad faith.

Section 12.6 Indemnity. The Company as to employer members and alternate employer members of the Review Committee and the Union as to employee members and alternate employee members of the Review Committee, shall indemnify, save and hold harmless such members, respectively, from any and all loss, costs, damage or expense which such members or any of them may incur or sustain, arising out of the discharge of the responsibilities under the Plan of the Review Committee, except to the extent that the same shall result from the gross negligence or willful misconduct upon the part of such member or members.

Section 12.7 Company Records. The Company and the Funding Agency shall keep or cause to be kept such records as may be necessary or appropriate in the discharge of their respective duties hereunder. The records and reports maintained or received by the Company or the Funding Agency in connection with the administration of the Plan shall be available for inspection at all reasonable times by the Review Committee or the Union and such consultants as they may employ.

AMENDMENT NUMBER TEN

To

The Burlington Northern and Santa Fe Railway Company

401(k) Plan for TCU Employees

WHEREAS, effective January 1, 1997, The Burlington Northern and Santa Fe Railway Company (the “Company”) and the Transportation Communications Union (the “Union”) amended and restated The Burlington Northern and Santa Fe Railway Company 401(k) Plan for TCU Employees (the “Plan”); and

WHEREAS, the Plan has been amended by Amendment Numbers One through Nine; and

WHEREAS, the Company wishes to amend the Plan to clarify the provision dealing with Sick leave Deposits;

WHEREAS, pursuant to Article XI of the Plan, the Company may amend the Plan with the written consent of the Union or by approval of the Review Committee; and

WHEREAS, such consents or approvals having been obtained;

NOW THEREFORE, the Plan is amended, effective as of January 20, 2005, except as otherwise noted, in the following particulars:

1.	The name of the Plan is changed to BNSF Railway Company 401(k) Plan for TCU Employees, and Section 2.32 is revised to read as follows:

Section 1.1 Name of Plan. The name of the 401(k) plan set forth herein is “BNSF Railway Company 401(k) Plan for TCU Employees” (hereinafter the “Plan”).

2.	The reference to The Burlington Northern and Santa Fe Railway Company in Sections 1.4 is changed to read “BNSF Railway Company,”

3.	Section 4.2 is amended to read as follows.

Section 4.2 Sick Leave Deposits. Subject to Sections 4.5 and 4.6, any Active Participant may elect to have his Participating Employer make Sick Leave Deposits to the Plan in lieu of his sick leave buy-back days at a time specified by agreement between the Company and the Union. Each Participant may elect to have his Participating Employer make Deposits up to the maximum amount available for him. Any such Deposits shall be made by the Participating Employer and shall be credited to the Participant’s Account as provided in Article V.

4.	The following sentence is inserted at the end of Section 8.1(a), effective as of March 28, 2005.

In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of the preceding sentence of this paragraph, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a Direct Rollover to an Eligible Retirement Plan pursuant to Section 7.7 or to receive the distribution directly in accordance with the preceding sentence of this paragraph, then the Review Committee will pay the distribution in a Trustee Transfer to an individual retirement plan designated by the Review Committee.

The Plan shall otherwise remain in full force and effect. The Plan shall be restated as of the date of adoption of this amendment to incorporate this and all prior amendments.

IN WITNESS WHEREOF, the Company has caused this Amendment Number Ten to be executed and adopted this                      day of March, 2005.

The Burlington Northern and Santa Fe Railway Company

By:	/s/ Jeanne E. Michalski
Jeanne E. Michalski
Vice President, Human Resources and Medical

Attest:

By:

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AMENDMENT NUMBER ELEVEN

To

BNSF Railway Company 401(k) Plan for TCU Employees

WHEREAS, effective January 1, 1997, BNSF Railway Company (the “Company”) and the Transportation Communications Union (the “Union”) amended and restated the BNSF Railway Company 401(k) Plan for TCU Employees (the “Plan”); and

WHEREAS, the Plan has been amended by Amendment Numbers One through Ten; and

WHEREAS, the Company wishes to amend the Plan to allow for the employment of an investment manager with respect to the Company Stock Account, to add new definitions of an immediate and heavy financial need in accordance with IRS regulations and to update and clarify the allocation of various functions relating to the management and operation of the Plan;

WHEREAS, pursuant to Article XI of the Plan, the Company may amend the Plan with the written consent of the Union or by approval of the Review Committee; and

WHEREAS, such consents or approvals having been obtained;

NOW THEREFORE, the Plan is amended, effective as of January 1, 2006, except as otherwise noted, in the following particulars:

5.	The word “Company” is replaced by the term “Review Committee” wherever the word “Company” appears in Sections 2.16, 4.7(a), 4.7(b), 5.6, 6.3, 6.4, 6.5, 7.4, 7.7, 8.9,

6.	The first two sentences of Section 5.2 are deleted in their entirely and replaced with the following language:

As a matter of plan design, the Company has determined to make a Company Common Stock fund available to Participants subject to the provisions of Section 5.2(j). Investment Funds (in addition to the Company Stock Fund) shall be established at the direction of the Review Committee. The Review Committee shall determine the types of investments to be held in each Investment Fund (in addition to the Company Stock Fund) and the investment manager, trustee, or insurance company responsible for selecting investments.

7.	A new Section 5.2(j) is added to the Plan to read as follows:

An investment manager appointed by the Review Committee for such purpose, or if no such investment manager is appointed then the Review Committee, shall have the exclusive fiduciary responsibility to determine whether the acquisition, holding and disposition of Company Stock in accordance with the terms of the Plan comply with the fiduciary requirements of ERISA. If such investment manager (or the Review Committee if, but only if, no such investment manager has been appointed) determines that any such acquisition, holding or disposition would violate the fiduciary requirements of ERISA, it shall direct the Funding Agency accordingly.

8.	New Sections 7.5(b)(v) and (vi) are added to the Plan to read as follows, and existing Section 7.5(b)(v) is renumbered as Section 7.5(b)(vii):

(v)	Payments for burial or funeral expenses for the employee’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code).

(vi)	Expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

9.	The fourth and fifth sentences of Section 9.2 are amended to read as follows:

The selection and appointment of each Funding Agency shall be made by the Review Committee. The Review Committee shall have the right at any time to remove a Funding Agency, in which case the Review Committee shall appoint a successor thereto, subject only to the terms of any applicable trust agreement or group annuity contract.

10.	Article X is amended to read as follows:

{The following language is from the new Article 10 which was added to the BNSF Investment and Retirement Plan. Proposed changes to that language are noted.}

ARTICLE 10 – ALLOCATION OF DUTIES, POWERS AND RESPONSIBILITIES

Section 10.1 Settlor Functions. Settlor functions with respect to the Plan shall be exercised by the Board of Directors of the Company, a committee thereof acting pursuant to its applicable committee charter, the Chief Executive Officer or a delegate of any of the foregoing. It is intended that the Board of Directors and each committee thereof and (other than with respect to the Chief Executive

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Officer’s appointment of the Review Committee members) the Chief Executive Officer and their delegates shall have discretion to act with respect to the Plan solely on behalf of the Company as the settlor of the Plan.

Section 10.2 Plan Administration. All duties, responsibilities and authorities with respect to the administration of the Plan shall be exercised by the Review Committee, and the Review Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(a)	to appoint and monitor a record keeper for the Plan;

(b)	to comply with legal and regulatory requirements applicable to the Plan;

(c)	to construe and interpret the Plan, to decide all questions of Plan eligibility, to determine the amount, manner and time of payment of any benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, all in its discretion,

(d)	to prescribe procedures to be followed by Participants or beneficiaries in applying for benefits,

(e)	to receive from Participating Employers and from Participants such information as shall be necessary for the proper administration of the Plan (and Participants and other persons entitled to benefits under the Plan must furnish to the Review Committee such evidence, data or information as the Review Committee considers desirable to carry out the Plan); provided, however, that the records of the Participating Employers as to an employee’s or Participant’s period of employment, termination of employment, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to be incorrect.

(f)	to hear and determine final claims in accordance with Section 10.14 hereof; and

(g)	to construe and interpret the Plan in connection with any claims appeal or as otherwise requested by the Review Committee and, in connection therewith, to decide all questions of Plan eligibility, to determine the amount, manner and time of payment of any benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, all in its discretion,

(h)	to select, monitor and terminate the trustee or other Funding Agency;

(i)	to select and monitor investment managers and to direct the Funding Agency with respect to investments with respect to any portion of the trust fund not allocated to investment managers;

(j)	to oversee legal and regulatory compliance with respect to Plan assets;

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(k)	to fulfill any and all other responsibilities assigned to it under the Plan.

The Review Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

Section 10.3 Delegation. The Review Committee may appoint or employ individuals to assist it in the performance of its duties including legal and actuarial counsel. The Review Committee may delegate all or any part of its responsibilities and powers to any person or persons selected by the Review Committee as the Review Committee considers necessary or advisable to properly carry out the administration of the Plan. Any allocation or delegation under this Section 10.3 must be in writing. Any delegate exercising responsibilities and powers under this section will periodically report to the Review Committee on its exercise thereof and the discharge of such responsibilities. Each of the Review Committee and, with respect to the power to appoint members of the Review Committee, the Chief Executive Officer of the Company on behalf of the Company is a named fiduciary within the meaning of section 402(a) of ERISA. To the extent that a named fiduciary may delegate responsibility in accordance with the foregoing provisions of this section, it may appoint such person as a named fiduciary to the extent permitted by law. It is intended that each fiduciary shall be responsible for the proper exercise of its own powers and shall not be responsible for any act or failure to act of another fiduciary, except as provided by law.

Section 10.4 Rules and Decisions. The Review Committee may adopt such rules as it deems necessary, desirable, or appropriate, including, without limitation, rules relating to meetings and actions in lieu of meetings.

Section 10.5 Decisions Final. When making a determination or calculation, the Review Committee shall be entitled to rely upon information furnished by a Participant, a Contingent Annuitant, the Company’s legal and actuarial counsel or the trustees. Any interpretation of the provisions of the Plan and any decision on any matter within the discretion of the Review Committee made by the Review Committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Review Committee shall make such adjustment on account thereof as the Review Committee considers equitable and practicable.

Section 10.6 Notices. All communications to a Participant, his spouse or Contingent Annuitant or from any such person, shall be deemed to have been duly given when mailed by first-class mail with postage prepaid and addressed to such person at the address last appearing on the records of the Review Committee, or to the Review Committee or its delegate when mailed by first-class mail with postage prepaid and addressed to such location as shall be specified upon forms prescribed by the Review Committee for the giving of such communications.

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Section 10.7 Indemnification. Except as required by law, the Participating Employers, their directors, officers, employees and agents or any of them, shall not incur any personal liability for the breach of any responsibility, obligation or duty in connection with any act done or omitted to be done in good faith in the management and administration of the Plan and the investment and handling of the Accounts and shall be indemnified and held harmless by the Participating Employers from and against any such personal liability including all expenses reasonably incurred in its or their defense in case the Participating Employers fail to provide such defense. Notwithstanding any of the foregoing provisions of this section to the contrary, no indemnity shall be provided under this section to any person for any liability, loss, costs, or expense (including legal fees) arising out of the discharge of the responsibilities under the Plan of the Review Committee and indemnification for such liabilities, losses, costs, or expenses shall be limited to that provided under Section 12.5.

{The following language is from current Article 10 of the TCU Plan. Proposed changes to that language are noted.}

Section 10.8 Discrimination Prohibited. No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of shareholders, officers, or highly compensated employees of any Participating Employer.

Section 10.9 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

Section 10.10 Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Funding Agency. The Review Committee shall have power to cause such equitable adjustments to be made to correct for such errors as the Review Committee in its discretion considers appropriate. Such adjustments shall be final and binding on all persons.

Section 10.11 Records. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by said Act or other applicable law.

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Section 10.12 General Fiduciary Standard. Each fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 10.13 Prohibited Transactions. A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

Section 10.14 Claims Procedure. The Review Committee shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant. A claimant whose claim for benefits has been denied shall be afforded a reasonable opportunity for a full and fair review of the decision denying the claim before the Review Committee pursuant to Article XII.

Section 10.15 Bonding. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding shall be paid from the Fund. However, premiums for bonding of Union appointed members of the Review Committee shall be paid by the Union.

Section 10.16 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

Section 10.17 Agent for Legal Process. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

Section 10.18 Expenses of Administration. Except as specifically otherwise agreed in writing between the Company and the Union, or provided for herein, all expenses of Plan administration (except investment management and brokerage fees) shall be paid by the Company.

Section 10.19 Uniformed Services Employment and Reemployment Rights Act. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the Code effective as of December 12, 1994. Accordingly, Participants who are absent from employment due to service which is protected under the Uniformed Services Employment and Reemployment Rights Act and who are reemployed may make Before Tax Deposits in accordance with such section of the Code.

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Section 10.20 Application of Compensation Limitation. In the event the compensation of a Participant for a Plan year would exceed the maximum limitation on compensation set forth in Section 4.6(f), the compensation which will be taken into account under the plan with respect to each payment of compensation during such year shall be (i) first, an amount equal to seven times any Before Tax Deposits made with respect to each payment of compensation, to the extent of such compensation, and (ii) next, with respect to each portion of any payment of compensation which exceeds the amounts taken into account under (i) above, the full amount of such excess commencing with the first such payment in such year until the total amount taken into account for the Plan Year equals the maximum limitation amount for such year.

Section 10.21 Telephonic and Electronic Transmissions Treated as Signed Writings. To the extent any election, direction, response, consent, designation or other action of a Participant, Beneficiary or other person under the Plan is permitted to be made by telephonic voice response or other telephonic or electronic transmission, such action by or on behalf of the Participant, Beneficiary or other person shall be considered an action by writing signed by the Participant, Beneficiary or other person for all purposes of the Plan. The above sentence shall not apply to Beneficiary designations, spousal consents and other actions required by law to be in writing.

11.	The first sentence of Section 11.1 is amended to read as follows:

Subject to the non-diversion provisions of Section 9.4, the Vice President – Human Resources and Medical of the Company on behalf of the Company in its settlor capacity, with the prior written consent of the Union, or pursuant to the terms of the Railway Labor Act, by action of the Review Committee, or by action of a person so authorized by resolution of the Review Committee, may amend the Plan at any time and from time to time; provided, however, that such amendments as are required by applicable law or regulation may be made by the Vice President – Human Resources and Medical of the Company on behalf of the Company in its settlor capacity with or without the Union’s consent.

12.	The first sentence of Section 12.1 is amended to read as follows:

There shall be established a Review Committee for the purpose of hearing and determining all disputes which may arise out of the application, interpretation, or administration of the Plan or with respect to any Funding Agency utilized in connection therewith, or concerning participation in or benefits under the Plan.

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13.	Section 12.2 is amended to read as follows:

Section 12.2 Powers of the Review Committee. The Review Committee shall have full power and discretionary authority to determine all dispute which may arise out of the application, interpretation, or administration of the Plan with respect to any Funding Agency utilized in connection therewith, or concerning participation in or benefits under the Plan. The Review Committee shall have full power to affirm, reverse or otherwise modify any decision or administrative action or proposed action which gave rise to any dispute. The Review Committee shall have the power to establish rules of procedure for the conduct of its business and of hearings before it, which rules shall not be inconsistent with the provisions of the Plan.

The Plan shall otherwise remain in full force and effect. The Plan shall be restated as of the date of adoption of this amendment to incorporate this and all prior amendments.

IN WITNESS WHEREOF, the Company has caused this Amendment Number Eleven to be executed and adopted this                      day of February, 2006.

BNSF Railway Company

By:	/s/ Jeanne E. Michalski
Jeanne E. Michalski
Vice President, Human Resources and Medical

Attest:

By:

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